Exhibit 99.1
NEWS RELEASE

Bonanza Creek Energy Announces
Second Quarter 2020 Financial Results

DENVER, August 6, 2020 – Bonanza Creek Energy, Inc. (NYSE: BCEI) (the "Company" or "Bonanza Creek") today announced its second quarter 2020 financial results and operating outlook. The Company has also posted an updated investor presentation to its website.

Highlights of the second quarter 2020 include:

•Average sales volumes of 24.9 thousand barrels of oil equivalent per day (“MBoe/d”), with oil representing 56% of total volumes

•Increasing annual production guidance to a range of 24.0 to 25.0 MBoe/d following YTD average sales volumes of 24.8 MBoe/d

•Capital expenditures of $21.7 million for the second quarter bringing YTD capital expenditures to $62.8 million, at the lower end of annual guidance as expected

•Lease operating expense ("LOE") of $2.56 per Boe for the second quarter; up less than 2% from first quarter 2020, and down 13% from full year 2019

•Recurring cash general and administrative ("G&A")(1) expense, which excludes stock-based compensation and cash severance costs, was $6.1 million for the quarter or $2.72 per Boe, down 21% from first quarter 2020, and down 27% from full year 2019 on a unit basis

•Rocky Mountain Infrastructure ("RMI") second quarter 2020 net effective cost(1) was $0.97 per Boe, which consists of approximately $1.48 per Boe of RMI operating expense offset by $0.51 per Boe of RMI operating revenue from working interest partners

•Exited the quarter with $58 million of debt and a leverage ratio of 0.3x with the continued expectation to fully repay outstanding debt by the end of the year

•GAAP net loss of $38.9 million, or $1.87 net loss per diluted share, including a $2.30 non-cash loss on derivatives

•Adjusted EBITDAX(1) of $36.2 million, or $1.74 per diluted share

(1) Non-GAAP measure; see attached reconciliation schedules at the end of this release.

Eric Greager, President and Chief Executive Officer of Bonanza Creek, commented, "We’re grateful that our team remains healthy and productive. We're pleased with the strong performance of our assets, and the progress we're making toward our full-year objectives. We're increasing our annual production guidance range to a mid-point of 24.5 MBoe/d, and reiterating all other guidance ranges for 2020. We expect 3Q volumes to be flat to 2Q, and our capex to be minimal for the balance of the year.

Prior to filing our 10-Q for the second quarter, we paid down our revolver to $53 million, and our cash flow projections continue to support our exiting 2020 with no debt."

Second Quarter 2020 Results

During the second quarter of 2020, the Company reported average daily sales of 24.9 MBoe/d. Product mix for the quarter was 56% oil, 20% NGLs, and 24% residue natural gas. Oil mix was up from 54% in the first quarter of 2020 and fluctuates due to the timing of wells turned to sales. The table below provides sales volumes, product mix, and average sales prices for the second quarter 2020 and 2019.

	Three Months Ended June 30,
	2020	2019	% Change
Avg. Daily Sales Volumes:
Crude oil (Bbls/d)	14,002	15,096	(7)%
Natural gas (Mcf/d)	36,249	31,901	14%
Natural gas liquids (Bbls/d)	4,815	4,015	20%
Crude oil equivalent (Boe/d)	24,859	24,428	2%

Product Mix
Crude oil	56%	62%
Natural gas	24%	22%
Natural gas liquids	20%	16%

Average Sales Prices (before derivatives):
Crude oil (per Bbl)	$22.42	$54.10
Natural gas (per Mcf)	$1.19	$1.94
Natural gas liquids (per Bbl)	$5.81	$11.66
Crude oil equivalent (per Boe)	$15.49	$37.88
Capital expenditures were $21.7 million for the second quarter of 2020. During the quarter, the Company completed 1 gross (0.6 net) standard reach lateral ("SRL") well. There were 8 gross (7.7 net) wells turned to sales, 3 of which were SRL wells.

Net oil and gas revenue for the second quarter of 2020 was $36.2 million compared to $60.4 million for the first quarter of 2020. The decrease was a result of lower oil, natural gas, and NGL realized prices. Crude oil accounted for approximately 79% of total revenue for the quarter. Differentials for the Company’s oil production during the quarter averaged approximately $5.53 per barrel off NYMEX WTI, and the Company expects its oil differential to average between $4.75 and $5.25 per barrel for full-year 2020.

LOE for the second quarter of 2020 on a unit basis increased less than 2% to $2.56 per Boe from $2.52 per Boe in the first quarter of 2020. The Company has begun successfully implementing the previously-identified $8 million in LOE and RMI operating expense savings relative to original 2020 plans, and is reaffirming both its LOE and RMI operating expense guidance ranges for the year.

RMI second quarter 2020 net effective cost was $0.97 per Boe, which consists of approximately $1.48 per Boe of RMI operating expense offset by $0.51 per Boe of RMI operating revenue from working interest partners. RMI operating revenue from working interest partners is based on production volumes, and the fees are not tied to oil or natural gas prices.

The Company's general and administrative ("G&A") expenses were $8.4 million for the second quarter of 2020, which included $1.5 million in non-cash stock-based compensation and $0.8 million related to one-time cash severance costs. Recurring cash G&A, which excludes stock-based compensation and cash severance, of $6.1 million for the second quarter of 2020 decreased by $1.6 million or 21% from first quarter 2020 as a result of implemented cost reductions. On a per unit basis, the Company's recurring cash G&A decreased 21% to $2.72 per Boe in the second quarter of 2020 from $3.44 per Boe in the first quarter of 2020.

RMI net effective cost and recurring cash G&A are non-GAAP measures. Please see Schedule 7 and Schedule 8 at the end of this release for a reconciliation to the most comparable GAAP measure.

Guidance Summary

The table below provides YTD and second quarter results for 2020 guidance metrics:

Guidance	2Q20 Actuals	YTD 2020 Actuals	FY20 Guidance
Production (MBoe/d)	24.9	24.8	24.0 - 25.0
% oil	56%	55%	54% - 60%
Lease operating expense ($/Boe)	$2.56	$2.54	$2.50 - $2.90
RMI operating expense ($/Boe)	$1.48	$1.63	$1.50 - $1.85
Recurring cash general and administrative ($MM)	$6.1	$13.9	$27.0 - $29.0
Severance / Ad valorem (% of revenue)	9.6%	9.0%	8% - 9%
Oil differential ($/bbl)	$5.53	$5.65	$4.25 - $5.25
Total capital expenditures ($MM)	$21.7	$62.8	$60.0 - $70.0

Conference Call Information

The Company will host a conference call to discuss these results on August 7, 2020 at 9:00 a.m. Mountain Time (11:00 a.m. Eastern Time). A live webcast and replay of this event will be available on the Investor Relations section of the Company’s website at www.bonanzacrk.com. Dial-in information for the conference call is included below.

Type	Phone Number	Passcode
Live participant	877-793-4362	1593535
Replay	855-859-2056	1593535

About Bonanza Creek Energy, Inc.

Bonanza Creek Energy, Inc. is an independent oil and natural gas company engaged in the acquisition, exploration, development, and production of oil and associated liquids-rich natural gas in the Rocky Mountain region of the United States. The Company’s assets and operations are concentrated in rural, unincorporated Weld County, Colorado, within the Wattenberg Field, focused on the Niobrara and Codell formations. The Company’s common shares are listed for trading on the NYSE under the symbol: “BCEI.” For more information about the Company, please visit www.bonanzacrk.com. Please note that the Company routinely posts important information about the Company under the Investor Relations section of its website.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made by the

Company based on management’s experience, perception of historical trends and technical analyses, current conditions, anticipated future developments and other factors believed to be appropriate and reasonable by management. When used in this press release, the words “will,” “potential,” “believe,” “estimate,” “intend,” “expect,” “may,” “should,” “anticipate,” “could,” “plan,” “predict,” “project,” “profile,” “model” or their negatives, other similar expressions or the statements that include those words, are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These statements include statements regarding development and completion expectations and strategy; decreasing operating and capital costs; impact of the Company's reorganization; and 2020 guidance. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, that may cause actual results to differ materially from those implied or expressed by the forward-looking statements, including the following: changes in natural gas, oil and NGL prices; general economic conditions, including the performance of financial markets and interest rates; drilling results; shortages of oilfield equipment, services and personnel; operating risks such as unexpected drilling conditions; ability to acquire adequate supplies of water; risks related to derivative instruments; access to adequate gathering systems and pipeline take-away capacity; and pipeline and refining capacity constraints. Further information on such assumptions, risks and uncertainties is available in the Company’s SEC filings. We refer you to the discussion of risk factors in our Annual Report on Form 10-K for the year ended December 31, 2019, filed on February 27, 2020, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, filed on May 7, 2020, our Quarterly Report on Form 10-Q for the quarter ended June 30, 2020, filed on August 6, 2020, and other filings submitted by us to the Securities Exchange Commission. The Company’s SEC filings are available on the Company’s website at www.bonanzacrk.com and on the SEC’s website at www.sec.gov. All of the forward-looking statements made in this press release are qualified by these cautionary statements. Any forward-looking statement speaks only as of the date on which such statement is made, including guidance, and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

For further information, please contact:
Scott Landreth
Senior Director, Finance & Investor Relations and Treasurer
720-225-6679
slandreth@bonanzacrk.com

Schedule 1: Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)
(in thousands, expect for per share amounts, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Operating net revenues:
Oil and gas sales	$36,192	$85,783	$96,597	$158,377
Operating expenses:
Lease operating expense	5,795	6,390	11,494	11,816
Midstream operating expense	3,354	2,709	7,368	5,030
Gathering, transportation, and processing	3,711	4,331	7,192	8,353
Severance and ad valorem taxes	3,478	7,711	8,651	11,959
Exploration	112	408	485	505
Depreciation, depletion, and amortization	22,283	18,898	43,867	34,657
Abandonment and impairment of unproved properties	309	878	30,366	1,757
Bad debt expense	—	—	576	—
General and administrative expense (including $1,474, $1,768, $2,713, and $3,148, respectively, of stock-based compensation)	8,406	9,803	17,835	20,081
Total operating expenses	47,448	51,128	127,834	94,158
Other income (expense):
Derivative gain (loss)	(25,146)	8,173	75,273	(28,371)
Interest expense, net	(984)	(385)	(1,201)	(1,536)
Loss on property transactions, net	(1,398)	(1,432)	(1,398)	(306)
Other income (expense)	(118)	11	(1,788)	23
Total other income (expense)	(27,646)	6,367	70,886	(30,190)
Income (loss) from operations before taxes	(38,902)	41,022	39,649	34,029
Income tax benefit (expense)	—	—	—	—
Net income (loss)	$(38,902)	$41,022	$39,649	$34,029

Comprehensive income (loss)	$(38,902)	$41,022	$39,649	$34,029

Net income (loss) per common share:
Basic	$(1.87)	$1.99	$1.91	$1.65
Diluted	$(1.87)	$1.99	$1.91	$1.65
Weighted-average common shares outstanding:
Basic	20,776	20,618	20,713	20,588
Diluted	20,776	20,664	20,759	20,630

Schedule 2: Condensed Consolidated Statements of Cash Flows
(in thousands, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Cash flows from operating activities:
Net income (loss)	$(38,902)	$41,022	$39,649	$34,029
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation, depletion, and amortization	22,283	18,898	43,867	34,657
Abandonment and impairment of unproved properties	309	878	30,366	1,757
Well abandonment costs and dry hole expense	—	—	(8)	62
Stock-based compensation	1,474	1,768	2,713	3,148
Non-cash lease component	(52)	—	(103)	—
Amortization of deferred financing costs	557	123	680	248
Derivative (gain) loss	25,146	(8,173)	(75,273)	28,371
Derivative cash settlements	22,613	(543)	33,867	393
Loss on property transactions, net	1,398	1,432	1,398	306
Other	1,532	(1)	(2,708)	(901)
Changes in current assets and liabilities:
Accounts receivable, net	5,339	8,852	24,521	15,089
Prepaid expenses and other assets	1,712	(263)	2,812	(703)
Accounts payable and accrued liabilities	(22,189)	(683)	(31,957)	(10,833)
Settlement of asset retirement obligations	(985)	(583)	(1,595)	(1,175)
Net cash provided by operating activities	20,235	62,727	68,229	104,448
Cash flows from investing activities:
Acquisition of oil and gas properties	(265)	(10,376)	(549)	(11,738)
Exploration and development of oil and gas properties	(24,829)	(74,895)	(51,054)	(111,398)
Proceeds from sale of oil and gas properties	—	—	—	1,153
Additions to property and equipment - non oil and gas	(54)	(72)	(416)	(148)
Net cash used in investing activities	(25,148)	(85,343)	(52,019)	(122,131)
Cash flows from financing activities:
Proceeds from credit facility	15,000	—	30,000	15,000
Payments to credit facility	(16,000)	—	(52,000)	—
Payment of employee tax withholdings in exchange for the return of common stock	(953)	(930)	(1,014)	(1,083)
Deferred financing costs	(13)	—	(13)	—
Principal payments on finance lease obligations	(30)	—	(40)	—
Net cash provided by (used in) financing activities	(1,996)	(930)	(23,067)	13,917
Net change in cash, cash equivalents, and restricted cash	(6,909)	(23,546)	(6,857)	(3,766)
Cash, cash equivalents, and restricted cash:
Beginning of period	11,147	32,782	11,095	13,002
End of period	$4,238	$9,236	$4,238	$9,236

Schedule 3: Condensed Consolidated Balance Sheets
(in thousands, unaudited)

	June 30, 2020	December 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	$4,144	$11,008
Accounts receivable, net:
Oil and gas sales	25,106	43,714
Joint interest and other	22,739	38,136
Prepaid expenses and other	4,236	7,048
Inventory of oilfield equipment	7,603	7,726
Derivative assets	39,459	2,884
Total current assets	103,287	110,516
Property and equipment (successful efforts method):
Proved properties	1,041,290	935,025
Less: accumulated depreciation, depletion, and amortization	(169,580)	(126,614)
Total proved properties, net	871,710	808,411
Unproved properties	107,516	143,020
Wells in progress	59,902	98,750
Other property and equipment, net of accumulated depreciation of $3,449 in 2020 and $3,142 in 2019	3,503	3,394
Total property and equipment, net	1,042,631	1,053,575
Long-term derivative assets	4,474	121
Right-of-use assets	36,952	38,562
Other noncurrent assets	2,887	3,544
Total assets	$1,190,231	$1,206,318
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$27,483	$57,638
Oil and gas revenue distribution payable	16,428	29,021
Lease liability	12,685	11,690
Derivative liability	2,757	6,390
Total current liabilities	59,353	104,739
Long-term liabilities:
Credit facility	58,000	80,000
Lease liability	24,791	27,540
Ad valorem taxes	41,694	28,520
Derivative liability	1,368	921
Asset retirement obligations for oil and gas properties	26,987	27,908
Total liabilities	212,193	269,628
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.01 par value, 25,000,000 shares authorized, none outstanding	—	—
Common stock, $0.01 par value, 225,000,000 shares authorized, 20,826,327 and 20,643,738 issued and outstanding as of June 30, 2020 and December 31, 2019, respectively	4,282	4,284
Additional paid-in capital	703,874	702,173
Retained earnings	269,882	230,233
Total stockholders’ equity	978,038	936,690
Total liabilities and stockholders’ equity	$1,190,231	$1,206,318

Schedule 4: Per unit operating margins
(unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2020	2019	Percent Change	2020	2019	Percent Change
Crude Oil Equivalent Sales Volumes (MBoe)	2,262	2,223	2%	4,522	4,089	11%

Realized pricing (before derivatives)(1)	$15.49	$37.88	(59)%	$20.75	$38.04	(45)%

Per Unit Costs ($/Boe)
Lease operating expense	2.56	2.87	(11)%	2.54	2.89	(12)%
RMI net effective cost (1)	0.97	0.51	90%	1.02	0.54	89%
Gathering, transportation, and processing	1.64	1.95	(16)%	1.59	2.04	(22)%
Severance and ad valorem taxes	1.54	3.47	(56)%	1.91	2.92	(35)%
Recurring cash general and administrative (2)	2.72	3.61	(25)%	3.08	4.04	(24)%
Total cash operating costs	$9.43	$12.41	(24)%	$10.14	$12.43	(18)%
Cash operating margin (before derivatives)	$6.06	$25.47	(76)%	$10.61	$25.61	(59)%
Derivative cash settlements	10.00	(0.24)	(4,267)%	7.49	0.10	7,390%
Cash operating margin (after derivatives)	$16.06	$25.23	(36)%	$18.10	$25.71	(30)%

Non-cash items
Depreciation, depletion, and amortization	$9.85	$8.50	16%	$9.70	$8.48	14%
Non-cash general and administrative	$0.65	$0.80	(19)%	$0.60	$0.77	(22)%

(1) Crude oil and natural gas sales excludes $1.2 million, $1.6 million, $2.8 million, and $2.8 million of oil transportation and gas gathering revenues from third parties, which do not have associated sales volumes for the three months ended June 30, 2020 and 2019, and the six months ended June 30, 2020 and 2019, respectively. Alternatively, the aforementioned oil transportation and gas gathering revenues from third parties have been netted against the midstream operating expense to arrive at the RMI net effective cost. See Schedule 8 for a reconciliation from GAAP midstream operating expense to RMI net effective cost.
(2) Recurring cash general and administrative expense excludes stock-based compensation and cash severance costs. Please see Schedule 7 for a reconciliation from GAAP G&A to recurring cash G&A.

Schedule 5: Adjusted Net Income
(in thousands, except per share amounts, unaudited)

Adjusted net income is a supplemental non-GAAP financial measure that is used by management to present a more comparable, recurring profitability between periods. The Company defines adjusted net income as net income (loss) after adjusting for (1) the impact of certain non-cash items and one-time transactions and correspondingly (2) the non-cash and one-time items’ impact on taxes based on a tax rate that approximates the Company's effective tax rate in each period. Adjusted net income is not a measure of net income (loss) as determined by GAAP.

The following table presents a reconciliation of the GAAP financial measure of net income (loss) to the non-GAAP financial measure of adjusted net income.

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Net income (loss)	$(38,902)	$41,022	$39,649	$34,029
Adjustments to net income (loss):
Abandonment and impairment of unproved properties	309	878	30,366	1,757
Stock-based compensation (1)	1,474	1,768	2,713	3,148
Severance costs (1)	784	—	1,197	418
Loss on property transactions, net	1,398	1,432	1,398	306
Derivative (gain) loss	25,146	(8,173)	(75,273)	28,371
Derivative cash settlements	22,613	(543)	33,867	393
Non-cash lease component	(52)	—	(103)	—
Well abandonment and exploratory dry hole expense	—	—	(8)	62
Total adjustments before taxes	51,672	(4,638)	(5,843)	34,455
Income tax effect	—	—	—	—
Total adjustments after taxes	51,672	(4,638)	$(5,843)	$34,455

Adjusted net income	$12,770	$36,384	$33,806	$68,484

Adjusted net income per diluted share	$0.61	$1.76	$1.63	$3.32

Diluted weighted-average common shares outstanding	20,776	20,664	20,759	20,630

(1) Included as a portion of general and administrative expense in the condensed consolidated statements of operations and comprehensive income (loss).

Schedule 6: Adjusted EBITDAX
(in thousands, unaudited)

Adjusted EBITDAX is a supplemental non-GAAP financial measure that is used by management to provide a metric of the Company's ability to internally generate funds for exploration and development of oil and gas properties. The metric excludes items which are non-recurring in nature. Management believes adjusted EBITDAX provides external users of the Company’s consolidated financial statements such as industry analysts, investors, lenders, and rating agencies with additional information to assist in their analysis of the Company. The Company defines Adjusted EBITDAX as earnings before interest, income taxes, depreciation, depletion, and amortization, impairment, exploration expenses and other similar non-cash and non-recurring charges. Adjusted EBITDAX is not a measure of net income (loss) or cash flows as determined by GAAP.

The following table presents a reconciliation of the GAAP financial measure of net income (loss) to the non-GAAP financial measure of Adjusted EBITDAX.

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Net income (loss)	$(38,902)	$41,022	$39,649	$34,029
Exploration	112	408	485	505
Depreciation, depletion, and amortization	22,283	18,898	43,867	34,657
Amortization of deferred financing costs	—	123	—	248
Abandonment and impairment of unproved properties	309	878	30,366	1,757
Stock-based compensation (1)	1,474	1,768	2,713	3,148
Severance costs (1)	784	—	1,197	418
Loss on property transactions, net	1,398	1,432	1,398	306
Interest expense, net	984	385	1,201	1,536
Derivative (gain) loss	25,146	(8,173)	(75,273)	28,371
Derivative cash settlements	22,613	(543)	33,867	393
Adjusted EBITDAX	$36,201	$56,198	$79,470	$105,368

(1) Included as a portion of general and administrative expense in the condensed consolidated statements of operations and comprehensive income (loss).

Schedule 7: Recurring Cash G&A
(in thousands, unaudited)

Recurring cash G&A is a supplemental non-GAAP financial measure that is used by management to provide only the cash portion of its G&A expense, which can be used to evaluate cost management and operating efficiency on a comparable basis from period to period. Management believes recurring cash G&A provides external users of the Company’s consolidated financial statements such as industry analysts, investors, lenders, and rating agencies with additional information to assist in their analysis of the Company. The Company defines recurring cash G&A as GAAP general and administrative expense exclusive of the Company's stock-based compensation and one-time charges. The Company refers to recurring cash G&A to provide typical recurring cash G&A costs that are planned for in a given period. Recurring cash G&A is not a fully inclusive measure of general and administrative expense as determined by GAAP.

The following table presents a reconciliation of the GAAP financial measure of general and administrative expense to the non-GAAP financial measure of recurring cash G&A.

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
General and administrative expense	$8,406	$9,803	$17,835	$20,081
Stock-based compensation	(1,474)	(1,768)	(2,713)	(3,148)
Cash severance costs	(784)	—	(1,197)	(418)
Recurring cash G&A	$6,148	$8,035	$13,925	$16,515

Schedule 8: Rocky Mountain Infrastructure (“RMI”) Net Effective Cost
(in thousands, unaudited)

RMI net effective cost is a supplemental non-GAAP financial measure that is used by management to assess only the net cash impact the Company’s wholly owned subsidiary, Rocky Mountain Infrastructure, LLC, has on the Company’s consolidated financials. Management believes the net effective cost provides external users of the Company’s consolidated financial statements, such as industry analysts, investors, lenders, and rating agencies, with additional information to assist in their analysis of the Company. The Company defines the RMI net effective cost as GAAP midstream operating expense less revenue generated from working interest partners utilizing the RMI assets.

The following table presents a reconciliation of the GAAP financial measures of midstream operating expense and RMI working interest partner revenue to the non-GAAP financial measure of RMI net effective cost.

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Midstream operating expense	$3,354	$2,709	$7,368	$5,030
RMI working interest partner revenue	(1,157)	(1,575)	(2,770)	(2,838)
RMI net effective cost	$2,197	$1,134	$4,598	$2,192